C21473-03

Office Use Only:

DEAN HELLER
Secretary of State

101 North Carson Street, Suite 3
Carson City, Nevada 89701-4786
(775) 684 5708

Articles of Incorporation
(PURSUANT TO NRS 78)

FILED # ____

SEP 0 4 2003

IN THE OFFICE OF
DEAN HELLER SECRETARY OF STATE

Important: Read attached instructions before completing

1. Name of Corporation: Brownsville Company

2. Resident Agent Name and Street Address: (Must be a Nevada address where process may be served)

NAME: Janet Trost

STREET ADDRESS: 2251 South Jones Boulevard, Suite 121

CITY: Las Vegas

NEVADA ZIP: 89146

3. Shares: (No of shares corporation authorized to issue)

Number of shares with par value: 75,000,000

Par value: .001

Number of shares without par value:

4. Names, Addresses, Number of Board of Directors/Trustees:

The First Board of Directors/Trustees shall consist of 1 members whose names and addresses are as follows:

1. NAME Xuxin Shao
STREET ADDRESS 303 East 41st Avenue
CITY Vancouver
STATE Canada
ZIP V5W 1N9

2. NAME
STREET ADDRESS
CITY
STATE
ZIP

3. NAME
STREET ADDRESS
CITY
STATE
ZIP

4. NAME
STREET ADDRESS
CITY
STATE
ZIP

5. Purpose (Optional-See instructions)

The purpose of this corporation shall be:

6. Other Matters: (See instructions)

Number of addition pages:

7. Names, Addresses and Signatures of Incorporators: (If more than two incorporators, please attach additional pages)

IncorporateTime.com, Inc.
NAME
STREET ADDRESS
35-37 Carleton Avenue, Suite 200

Signature
CITY Islip Terrace
STATE NY
ZIP 11752

NAME
STREET ADDRESS

Signature
CITY
STATE
ZIP

8. Certificate of Acceptance of Appointment of Resident Agent:

I, Janet Trost hereby accept appointment as Resident Agent for the above named corporation.

Signature of Resident Agent

Date 8/25/03